SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



      Date of Report (Date of earliest event reported): September 22, 2000


                              NORTH VALLEY BANCORP
             (Exact name of registrant as specified in its charter)



          CALIFORNIA                      0-10652             94-2751350
(State or other jurisdiction of        (File Number)         (IRS Employer
        incorporation)                                     Identification No.)


             880 EAST CYPRESS AVENUE                         96002
               REDDING, CALIFORNIA
     (Address of principal executive offices)               (Zip Code)


       Registrant's telephone number, including area code: (530) 221-8400


                       This Form 8-K consists of 53 pages.
                         The Exhibit Index is on Page 4.
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ITEM 5.  OTHER EVENTS

         As previously reported, North Valley Bancorp (the "Registrant") entered into a certain Agreement and Plan of Reorganization and Merger dated October 3, 1999, as amended on January 28, 2000, and on July 25, 2000 (the "Plan of Reorganization") with Six Rivers National Bank, a national banking association with its headquarters in Eureka, California ("Six Rivers"), and NVB Interim National Bank, an interim national banking association (formed on August 2, 2000, at the direction of the Registrant, in order to facilitate the business combination contemplated by the parties). Under the terms of the Plan of Reorganization, Six Rivers is expected to merge with and into NVB Interim National Bank and the resulting national banking association will continue operations with the national bank charter number of Six Rivers and the name "Six Rivers National Bank" as a wholly owned subsidiary of the Registrant. On March 28, 2000, the shareholders of the Registrant voted for and approved the Plan of Reorganization and the transactions described therein. On April 6, 2000, at a special meeting adjourned from March 28, 2000, the shareholders of Six Rivers also voted for and approved the Plan of Reorganization and the transactions described therein.

         On September 22, 2000, the Registrant obtained the requisite regulatory approvals of the Plan of Reorganization from the Board of Governors of the Federal Reserve System and from the Office of the Comptroller of the Currency. The press release of the Registrant, dated September 25, 2000, announcing such approvals, is attached as an exhibit to this report and is incorporated herein by this reference.

         Such regulatory approvals are conditioned upon a commitment made by the Registrant to divest the Weaverville Branch Office of Six Rivers, located at 234 Main Street, Weaverville, Trinity County, California, subsequent to its consummation of the Plan of Reorganization which is currently scheduled to occur in mid-October, 2000. This commitment requires the Registrant to complete its divestiture within 180 days of the consummation of the Plan of Reorganization, provided that the Registrant may apply for an extension of an additional 540 days to complete its divestiture of the real estate (land and building) portion of the Weaverville Branch Office, if needed. North Valley Bank, a California banking corporation and the existing wholly owned subsidiary of the Registrant, will continue to operate its Weaverville Branch Office at 311 Main Street, Weaverville, Trinity County, California, following the consummation of the Plan of Reorganization.

         In order to perform on its divestiture commitments, the Registrant has entered into a Branch Purchase and Assumption Agreement, dated as of September 15, 2000 (the "Agreement"), with Scott Valley Bank, pursuant to which Scott Valley Bank has agreed to purchase the furniture, fixtures and equipment and approximately $800,000 in loans at the Weaverville Branch Office and to assume the deposit liabilities of the Weaverville Branch Office (approximately $17,000,000 at August 31, 2000). The Agreement is acknowledged by the regulatory approvals issued to the Registrant on September 22, 2000. Closing of the Agreement is subject to certain conditions, including further due diligence review by Scott Valley Bank, the receipt of all required bank regulatory approvals and the execution of a real estate lease agreement between the Registrant, as lessor, and Scott Valley Bank, as lessee. A copy of the Agreement is attached as an exhibit to this report and is incorporated by reference. For

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more complete details regarding the terms and conditions of the contemplated sale of the Weaverville Branch Office of Six Rivers to Scott Valley Bank, reference should be made to the copy of the Agreement itself, filed herewith as an exhibit.


ITEM 7.    FINANCIAL STATEMENTS AND EXHIBITS

           (c)      EXHIBITS.

              2.7 Addendum to Agreement and Plan of Reorganization and Merger dated as of September 25, 2000, among North Valley Bancorp, NVB Interim National Bank and Six Rivers National Bank.

            99.18   News Release of North Valley Bancorp dated September 25,
                    2000
            99.19 Branch Purchase and Assumption Agreement dated as of September 15, 2000, between North Valley Bancorp and Scott Valley Bank


                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                            NORTH VALLEY BANCORP
                                               (Registrant)


Date:   September 26, 2000                  By: /s/ SHARON L. BENSON
                                                --------------------------------
                                                    Sharon L. Benson
                                                    Senior Vice President and
                                                    Chief Financial Officer

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

                                  EXHIBIT INDEX



NO.           IDENTITY                                               PAGE NOS.

2.7           Addendum to Agreement and Plan of Reorganization          5
              and Merger dated as of September 25, 2000, among North Valley Bancorp, NVB Interim National Bank and
              Six Rivers National Bank.

99.18         News Release of North Valley Bancorp dated               15
              September 25, 2000

99.19         Branch Purchase and Assumption Agreement dated as        16
              of September 15, 2000, between North Valley Bancorp and Scott Valley Bank



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